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                                                                   EXHIBIT 10.66

                              BUSINESS PURPOSE NOTE

$650,000.00                                                     Albany, New York
                                                                January 24, 1996


         FOR VALUE RECEIVED, the undersigned, DECORA INDUSTRIES, INC., a Delaware corporation authorized to do business in the State of New York with its principal place of business at One Mill Street, Fort Edward, New York 12828 (the "Borrower") promises to pay to the order of FLEET BANK, (herein called the "Lender") at the office of the Lender in Albany, New York or at such other place as may be designated from time to time by the Lender, the sum of Six Hundred Fifty Thousand and no/100 Dollars ($650,000.00) and to pay interest on the disbursed, unpaid principal, from the date hereof, computed on a 360 day year basis, but chargeable on actual days, at a per annum rate equal to one and one-half percent (1.50%) above the "Fleet Bank Prime Rate" adjusted as of the date said "Fleet Bank Prime Rate" is changed at the Lender. The "Fleet Bank Prime Rate" is that rate announced from time to time by the Lender as a reference point for determining interest rates charged on certain loans and is not necessarily the lowest rate at which the Lender lends.

         The Borrower promises to pay the principal and interest as follows:

                  (a) Accrued interest to be paid on the 1st day of February, 1996 and on the same day of each succeeding month thereafter during the term hereof.

                  (b) Principal to be paid in quarterly payments as follows:

         Payment Date                                         Payment Amount
         ------------                                         --------------
         June 1, 1996                                         $57,500.00
         September 1, 1996                                    $57,500.00
         December 1, 1996                                     $107,000.00
         March 1, 1997                                        $107,000.00
         June 1, 1997                                         $107,000.00
         September 1, 1997                                    $107,000.00
         December 1, 1997                                     $107,000.00

         The entire unpaid balance of principal together with accrued interest to be paid to the Lender on the 1st day of December, 1997.

         All amounts paid pursuant to this paragraph shall be applied first to the payment of interest to the date of payment, then to

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any unpaid fees, then to the reduction of principal and finally to any unpaid
"late charge" (as hereinafter defined). If an Event of Default occurs hereunder (as hereinafter defined), the Lender may apply any payments received to any sums due hereunder in such manner as it deems appropriate.

         In the event that any payment shall become overdue for a period in excess of ten (10) days, a "late charge" of five cents ($.05) for each dollar ($1.00) so overdue will be charged by the Lender and such late charges are also secured by the Loan Documents (as hereinafter defined).

         This Note is subject to the terms, covenants and conditions set forth in a Security Agreement (Accounts and/or Chattel Paper, Contract Rights, General Intangibles) and an Assignment, Pledge and Security Agreement (collectively the "Loan Documents") given by the Borrower to the Lender on even date herewith and all such terms, covenants and conditions of such Loan Documents are all hereby incorporated in this Note, with the same force and effect as though said terms, covenants and conditions were fully set forth herein.

         DEFAULT. Upon the occurrence of one or more events of default as provided below (an "Event of Default"), the entire principal and interest on this Note shall, upon written demand of the Lender, become immediately due and payable without presentment or protest or other notice or demand, all of which are expressly waived by the Borrower. Any one or more of the following shall constitute an Event of Default:

                  (a) Upon the failure of the Borrower to pay any part of the principal or interest on this Note when due and payable and continuance of such failure for ten (10) days.

                  (b) Any default pursuant to the terms and conditions of any of the Loan Documents.

                  (c) Any default pursuant to the terms and conditions of any other loan, now or in the future, by the Lender to either the Borrower or Decora, Incorporated.

                  d) Dissolution, cessation of business and/or transfer of a material part of the assets of the Borrower.

                  e) institution of bankruptcy proceedings or other proceedings of any kind for the relief of or collection of debts by or against the Borrower, including, without limitation, assignments for the benefit of creditors, appointment of trustees, receivers or custodians for a material part of the Borrower's assets, levies upon or attachment of assets, filing of judgments not fully insured,

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         bonded or removed within thirty days or a filing of tax liens.

                  f) Filing of litigation or proceedings before any court or governmental entity against the Borrower not fully covered by insurance, and if adversely determined would have a material adverse effect on the financial condition or normal manner of doing business of the Borrower and its related entities.

                  g) The Lender shall, for reasonable cause, consider the prospect of timely repayment to be impaired.

         The powers and remedies given hereby and by the aforesaid Loan Documents shall not be exclusive of any other powers and remedies available to the Lender. No course of dealings between the Borrower and the Lender and no delay on the part of the Lender in exercising any rights with respect to any default shall operate as a waiver of any rights of the Lender. Failure on the part of the Lender to exercise any rights with respect to any default shall not operate as a waiver of any rights with respect to any other default.

         Interest after maturity (whether by acceleration or otherwise) shall continue to be payable at the rate set forth herein until this Note is paid in full.

         If any provision of this Note or the application of it to any person or circumstance, shall be invalid or unenforceable, the remainder of this Note or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be effected and every other provision of this Note shall be valid and fully enforceable.

         This Note may not be waived, changed, modified or discharged orally, but only by agreement in writing signed by the party against whom any enforcement of any waiver, change, modification or discharge is sought.

         This Note, and all rights of the Lender hereunder, may be assigned by the Lender, but this Note may not be assigned by the Borrower. The purchaser, assignee, transferee, or pledgee of this Note shall be entitled to all rights of the Lender hereunder as if said purchaser, assignee, transferee, or pledgee were originally named in this Note.

         The Borrower agrees to pay all costs and expenses incurred by the holder hereof in enforcing this Note, including without limitation, actual attorneys fees and legal expenses.

         Principal and interest on this Note may be prepaid at any time by the Borrower without penalty.

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         THE BORROWER WAIVES TRIAL BY JURY OF ANY CLAIMS OR PROCEEDINGS WITH
RESPECT TO THIS NOTE, OF THE OBLIGATIONS RELATED

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HERETO, TO THE FULLEST EXTENT ALLOWED BY LAW.

                                                 Decora Industries, Inc.

                                                 By:  _________________________
                                                 Name:  Timothy Burditt
                                                 Title: Executive Vice
                                                 President, Administration and
                                                  Finance/Secretary



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